Exhibit 10.59
SIXTH AMENDMENT TO CREDIT AGREEMENT
     LANDEC AG, INC., formerly know as Intellicoat Corporation, a Delaware corporation (the “Company”) and OLD NATIONAL BANK, formerly known as American National Bank, a national banking association (the “Bank”), being parties to that certain Credit Agreement dated as of June 5, 2000, as previously amended (collectively, the “Agreement”) hereby agree to further amend the Agreement by this Sixth Amendment to Credit Agreement (the “Amendment”), on the terms and subject to the conditions set forth as follows.
     1. DEFINITIONS. Terms used in this Amendment with their initial letters capitalized are used as defined in the Agreement, unless otherwise defined herein.
a.	Amended Definitions. The following definitions are hereby amended and restated in their respective entireties as follows:
**	“Revolving Loan Maturity Date” means October 7, 2006, and thereafter any subsequent date to which the Commitment may be extended by the Bank pursuant to the terms of Section 2(a)(iv).
b.	New Definition. The following definition is hereby added to Section 1 of the Agreement as follows:
**	“Sixth Amendment” means that certain agreement entitled “Sixth Amendment to Credit Agreement” between the Company and the Bank dated as of October 7, 2005.
     2. THE REVOLVING LOAN. Section 2(a)(iii) of the Agreement is hereby amended and restated in its entirety as follows:
(iii)	Interest on the Revolving Loan. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate. After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus four and one-half percent (4-1/2%). Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand.

     3. AFFIRMATIVE COVENANTS OF THE COMPANY. Section 5(b)(iv) of the Agreement is hereby amended and restated in its entirety as follows:
(iv)    Borrowing Base Certificates. As of such dates as the Bank may reasonably require.
     4. NEGATIVE COVENANTS OF THE COMPANY. Sections 6a(i) and (ii) of the Agreement are hereby amended and restated in their entirety as follows:
(i)	Ratio of Liabilities to Tangible Capital Base. The Company shall maintain at all times the ratio of its total liabilities less Subordinated Debt to its Tangible Capital Base at a level not greater than 2.00 to 1.00, tested as of the end of each calendar quarter. For purposes of testing compliance with this covenant, the term “liabilities” shall include the present value of all capital lease obligations of the Company, determined as of any date the ratio is to be tested.

(ii)	Cash Flow Coverage Ratio. The Company shall maintain a cash flow coverage ratio of not less than 1.25 to 1.00, tested annually as of the Fiscal Year End of the Company. For purposes of this covenant, the phrase “cash flow coverage ratio” means the ratio of: (A) the Company’s EBITDA over (B) the sum of the principal paid plus interest expense.
     5. RENEWAL FEE. In consideration of the renewal of the Revolving Loan and the decrease in the interest rate applicable to the Revolving Loan, the Company agrees to pay the Bank, a fee of Ten Thousand and 00/100 Dollars ($10,000.00) simultaneously with execution of this Amendment.
     6. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties continued in the Agreement are correct and accurate as of the date of this Amendment, except that (i) they shall be deemed also to refer this Amendment, as well as all documents named herein, and (ii) Section 3(d) shall be deemed also to refer to the most recent audited and unaudited financial statements of the Company furnished to the Bank.
     7. EVENTS OF DEFAULT. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment.
     8. CONDITIONS PRECEDENT. This Amendment shall become effective upon receipt of the following by the Bank, duly executed and in form and substance satisfactory to the Bank:
a.	This Amendment.

b.	The Revolving Loan Note in the form attached hereto as Exhibit “A”.

c.	The Reaffirmation of Guaranty Agreement in the form attached hereto as Exhibit “B,” duly executed by Landec Corporation.

e.	The Acknowledgment and Consent of Subordinated Creditor in the form attached hereto as Exhibit “C,” duly executed by Landec Corporation.

f.	A Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the other Loan Documents named herein to which the Company is a party certified as of the closing date by the Secretary of the Board of Directors.

g.	A certificate of the Secretary of the Board of Directors of the Company certifying the names of the officer or officers authorized to sign this Amendment and other Loan Documents named herein to which the Company is a party.

h.	A Resolution of the Board of Directors of Landec authorizing the execution, delivery and performance of the Reaffirmation of Guaranty Agreement, the Acknowledgment and Consent of Subordinated Creditor, and the other Loan Documents named herein to which Landec is a party certified as of the closing date by the Secretary of the Board of Directors.

i.	A certificate of the Secretary of the Board of Directors of the Landec certifying the names of the officer or officers authorized to execute the Reaffirmation of Guaranty Agreement, the Acknowledgment and Consent of Subordinated Creditor, and other Loan Documents named herein to which Landec is a party.

j.	Payment of the reasonable attorneys’ fees of counsel for the Bank incurred in connection with the drafting and negotiation of this Amendment; and

k.	Such other instruments, agreements, and documents as may be required by the Bank pursuant hereto.
     9. EFFECT OF SIXTH AMENDMENT. Except as amended by this Amendment, all of the terms and conditions of the Agreement shall continue unchanged and in full force and effect together with this Amendment.

     IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officers, have executed and delivered in Indiana this Sixth Amendment to Credit Agreement as of October 7, 2005.

LANDEC AG, INC., formerly known as Intellicoat Corporation, a Delaware corporation
By:	/s/ Michael E. Godlove
Michael E. Godlove, Chief Financial Officer

OLD NATIONAL BANK, formerly known as American National Bank, a national banking association
By:	/s/ John T. Travis
John T. Travis, Senior Vice President

STATE OF	)
)
COUNTY OF	)
Before me, a Notary Public in and for said County and State, personally appeared Michael E. Godlove, the Chief Financial Officer of LANDEC AG, INC, a Delaware corporation, who as such authorized officer acknowledged execution of the foregoing Sixth Amendment to Credit Agreement on behalf of said corporation the ___ day of                                         , 2005.

Signature:

Printed:

Notary Public
My Commission Expires:
My County of Residence:

STATE OF	)
)
COUNTY OF	)
Before me, a Notary Public in and for said County and State, personally appeared John T. Travis, a Senior Vice President of Old National Bank, who as such authorized officer acknowledged execution of the foregoing Sixth Amendment to Credit Agreement on behalf of said corporation the _____ day of ______________, 2005.

Signature:

Printed:

Notary Public
My Commission Expires:
My County of Residence:

SCHEDULE OF EXHIBITS

Exhibit “A”	—	Promissory Note (Revolving Loan) ($7,500,000.00)

Exhibit “B”	—	Reaffirmation of Guaranty Agreement (Landec Corporation)

Exhibit “C”	—	Acknowledgment and Consent of Subordinated Creditor (Landec Corporation)